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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT


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                                                                      Percent            State of
                                                                       Owned           Incorporation
                                                                     --------          -------------

Children's Comprehensive Services of California, Inc.                  100%               California
d/b/a Advocate Schools

CCS/Altacare of Arkansas, Inc.                                         100%               Arkansas

CCS/Bay County, Inc.                                                   100%               Florida

CCS/Gulf Pines, Inc.                                                   100%               Texas

CCS/Lansing, Inc.                                                      100%               Michigan
d/b/a Rivendell Center for Behavioral Health

CCS of Montana, Inc.                                                   100%               Montana

CCS/Little Rock, Inc.                                                  100%               Arkansas
d/b/a Rivendell Behavioral Health Services

CCS/Rivendell of Kentucky, Inc.                                        100%               Kentucky
d/b/a Rivendell Behavioral Health Services

CCS/Salt Lake City, Inc.                                               100%               Utah
d/b/a Copper Hills Youth Center

Ventures Healthcare of Gainesville, Inc.                               100%               Tennessee

Chad Youth Enhancement Center, Inc.                                    100%               Tennessee

CCS/Meadow Pines, Inc.                                                 100%               Texas

American Clinical Schools, Inc.                                        100%               Delaware

Tennessee Clinical Schools, Inc.                                       100%               Tennessee
d/b/a Hermitage Hall

Alabama Clinical Schools, Inc.                                         100%               Alabama

Pennsylvania Clinical Schools, Inc.                                    100%               Pennsylvania

Somerset, Inc.                                                         100%               California

Children's Comprehensive Services of Hawaii, Inc.                      100%               Hawaii
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